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                                                                    EXHIBIT 10.4


                              TAX ESCROW AGREEMENT


    THIS TAX ESCROW AGREEMENT (this "Agreement") is made and entered into as of December 31, 1998, by and between GRAND CASINOS, INC., a Minnesota corporation ("Company"); LAKES GAMING, INC., a Minnesota corporation and wholly owned subsidiary of Company ("Lakes"); PARK PLACE ENTERTAINMENT CORPORATION, a Delaware corporation ("Park Place"); and FIRST UNION NATIONAL BANK, a bank organized under the laws of the United States of America with offices at 230 S. Tryon Street, Charlotte, North Carolina 28288, as Escrow Agent (the "Escrow Agent").

                        RECITALS AND CERTAIN DEFINITIONS

    WHEREAS, Company and Lakes have entered into a Tax Allocation and Indemnity Agreement dated as of December 31, 1998, and attached hereto as Exhibit A (the "Tax Allocation Agreement"), which provides for, among other things, the allocation of, and indemnification against, certain Tax liabilities, the preparation and filing of certain Tax Returns and the payment of Taxes related thereto and certain related matters;

    WHEREAS, all capitalized terms used herein, but which are not otherwise defined, shall have the meanings given to them in the Tax Allocation Agreement;

    WHEREAS, pursuant to the Distribution Agreement, the capital stock of Lakes was distributed to the holders of common stock of Company as of the effective date of the Tax Allocation Agreement, which is also the Distribution Date referred to in the Tax Allocation Agreement; and, as of the Distribution Date, but after the Distribution, Company became a wholly-owned subsidiary of Park Place pursuant to the Merger Agreement referred to in the Tax Allocation Agreement;

    WHEREAS, the Tax Allocation Agreement provides for the allocation of certain Stratosphere Tax Benefits, which may be realized or received as a result of losses and/or Income Tax deductions attributable to the ownership by Company and other Pre-Distribution Members of investments in and obligations of Stratosphere;

    WHEREAS, the Tax Allocation Agreement provides further that, to the extent Company, Lakes or any other Pre-Distribution Member realizes or receives any amount of Stratosphere Tax Benefits from the Base Stratosphere Loss, such amount shall be deposited in escrow (the "Escrow") and held by the Escrow Agent in an account established by Lakes and Company for the benefit of Lakes, as security for Lakes' obligation to indemnify Company as set forth in Section 3(d)(i) of the Tax Allocation Agreement (the "Escrow Account");

    WHEREAS, a portion of such Stratosphere Tax Benefits, in the amount of $17,339,000, has been realized or received by Company and/or another Pre-Distribution Member; and the Tax Allocation Agreement requires that such amount be deposited in cash as the initial portion of the Escrow (the "Initial Deposit"); and



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    WHEREAS, Company, Lakes and Park Place desire that the Escrow Agent accept the Initial Deposit and hold the Initial Deposit and any subsequent deposits required to be placed in the Escrow under the Tax Allocation Agreement; and the Escrow Agent is willing to do so, all on the terms and subject to the conditions set forth in this Agreement;

                                    AGREEMENT

    NOW THEREFORE, in consideration of the foregoing premises, which are an integral part of this Agreement, and the respective covenants, terms and conditions set forth below, the parties hereto agree as follows:

    Section 1. Other Defined Terms. For purposes of this Agreement:

    "Appeal Notice" means a written notice signed by a Company Appointee or a Lakes Appointee and certifying on behalf of the Appointee's principal that such principal has appealed an arbitrator's award under this Agreement or accountant's determination under Section 2(g) of the Tax Allocation Agreement to a court of competent jurisdiction and that such appeal is permitted under the Tax Allocation Agreement or this Agreement (as applicable) and applicable law.

    "Appointee," "Company Appointee" and "Lakes Appointee" have the respective meanings set forth in Section 2.

    "cash" means United States Dollars in such form as may, at the time, be legal tender for the payment of debts in the United States.

    "Cash Equivalents" means Short-Term Treasuries or Joint Approval Cash Equivalents.

    "Joint Approval Cash Equivalents" means United States Dollar indebtedness in any of the following forms, if and to the extent the Escrow Agent has been directed to invest in such indebtedness in a joint written investment direction signed both by a Company Appointee and a Lakes Appointee: (i) the outstanding short-term debt Securities of any corporation so long as such debt securities are rated at least "A" by Standard & Poor's Corporation and are not "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act of 1933, as amended, (ii) marketable direct obligations guaranteed by the United States Government and backed by the full faith and credit of the United States, issued after July 18, 1984 and maturing within 90 days from the date of acquisition thereof, (iii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within 90 days from the date of acquisition thereof and, at the time of acquisition, having a rating in one of the two highest rating categories obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc. (or, if at any time, neither of such rating services shall be rating such obligations, then from such other nationally recognized rating services as may be acceptable to Company), (iv) certificates of deposit maturing within 90 days from the date of acquisition thereof and issued by any commercial bank which accepts deposits insured by the Federal Deposit Insurance Corporation and which has a combined capital and surplus greater than $500 million and a long term certificate of deposit rating in one of




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the two highest rating categories obtainable from either Standard & Poor's
Corporation or Moody's Investors Service, Inc. (or, if at any time, neither of such rating services shall be rating such obligations, then from such other nationally recognized rating services as may be acceptable to Company) (any such commercial bank, an "Acceptable Bank"); (v) repurchase agreements, Eurodollar deposits and bankers acceptances maturing within 90 days from the date of acquisition thereof and issued by an Acceptable Bank; (vi) investments in money market funds that invest solely in (a) Short-Term Treasuries or repurchase agreements secured by Short-Term Treasuries or (b) Joint Approval Cash Equivalents of the type described in clauses (i) through (v) above or repurchase agreements secured by such Joint Approval Cash Equivalents; or (vii) any other instrument that is specifically approved in writing by Lakes and Company, if the Escrow Agent receives opinions of counsel reasonably satisfactory to it stating that such writing has been duly authorized, executed and delivered by each of them and is binding upon and enforceable against each of them.

    "Joint Release Notice" means a written notice signed by a Lakes Appointee and a Company Appointee acting jointly, to the effect that any specified portion of the property held by the Escrow Agent as the Escrow shall be delivered to Lakes or Company.

    "Lakes Tax Indemnity Obligation" shall mean any present and future indemnities, liabilities and obligations at any time arising under, pursuant to or in respect of the obligation of Lakes to indemnify Company for certain Taxes as set forth in Section 3(d)(i) of the Tax Allocation Agreement, but shall not include any other present or future indemnities, liabilities or obligations of Lakes or any of its subsidiaries under the Tax Allocation Agreement or otherwise.

    "Short-Term Treasuries" means United States Dollar indebtedness consisting of marketable direct obligations issued by the United States Government or any agency thereof and backed by the full faith and credit of the United States, in the form of Book-entry Securities maintained by the Escrow Agent or any nominee acting for it, solely in its name, in an account at the Federal Reserve Bank of New York under the Treasury/Reserve Automated Debt Entry System, issued after July 18, 1984 and maturing within 90 days from the date of acquisition thereof.

    Section 2. Appointees. Lakes and Company each hereby appoints its "Appointees" as follows, with the powers, authority and duties described below in this Section 2:

         (a) Lakes Appointees. Lakes hereby appoints as its Appointees hereunder (each a "Lakes Appointee") the following officers of Lakes, as in office from time to time: (i) its Chairman of the Board, its President and Chief Executive Officer and (iii) its Chief Financial Officer.

         (b)  Appointees of Company and Park Place. Park Place and Company
(for itself and each Post-Distribution Company Member) hereby appoint as their Representatives hereunder (each a "Company Appointee") the following officers of Company, as in office from time to time: (i) its Executive Vice President and Chief Financial Officer, (ii) its Senior Vice President and Treasurer, (iii) its Senior Vice President and Controller and (iv) its General Counsel.




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         (c)  Powers and Authority of Parties' Appointees. Each of the
Appointees appointed above is authorized to act alone, as the duly appointed agent and attorney-in-fact of the Appointee's principal, with full power of substitution, in any and all capacities, for all purposes of this Agreement. Actions and inactions by any such Appointee under this Agreement shall be binding and conclusive on the Appointee's principal and may be conclusively relied upon by the other parties hereto. Lakes or Company, upon 10 days' written notice to the other parties, may remove any person it has appointed as Appointee and may appoint any other person as its Appointee. No Appointee shall be liable for any action taken or omitted by such Appointee, or any action suffered by such Appointee to be taken or omitted, in good faith, and in the exercise of such Appointee's own best judgment.

         (d) Specimen Signatures. Each of Lakes and Company shall cause each person at any time appointed as an Appointee of such party to present a specimen signature to the Escrow Agent within a reasonable time.

    Section 3. Establishment and Effect of Escrow.

         (a) Deposits in Escrow. Whenever Section 3(d) of the Tax Allocation Agreement requires Company or any other Pre-Distribution Member to deposit an amount in the Escrow to be established pursuant to Section 4 of the Tax Allocation Agreement, including the Initial Deposit, each such amount shall be deposited in cash with the Escrow Agent and placed in the Escrow Account provided for in this Section 3; provided, however, that such Escrow has not already been funded to the full extent provided in Section 4 of the Tax Allocation Agreement or previously terminated under the Tax Allocation Agreement or this Agreement. The Escrow Agent hereby acknowledges receipt of the Initial Deposit in the Escrow. Any and all such Escrow deposits shall be held in the Escrow Account and released or distributed from the Escrow Account only as provided under this Agreement. Company, Park Place and Lakes hereby consent to the creation of the Escrow and agree that the Escrow Account is to be held and applied by the Escrow Agent as provided in this Agreement.

         (b)  Escrow Account. The Escrow Agent shall maintain the Escrow
Account as a separate account for the benefit of Lakes and as security for the Lakes Tax Indemnity Obligation, subject to the rights, benefits and privileges of Company and each other Post-Distribution Company Member hereunder. The Escrow Agent agrees to (i) accept such cash deposits in the Escrow Account, (ii) to hold and invest such cash deposits, investments and any income and other proceeds thereof in accordance with Section 4, as part of the Escrow Account in accordance with this Agreement and (iii) to release or distribute the balance of the Escrow Account from escrow from time to time only as provided in this Agreement. All cash or other property held as part of the Escrow shall at all times be clearly identified on the Escrow Agent's accounts as being held by the Escrow Agent under this Agreement. Any party hereto may at any time during the Escrow Agent's business hours (with reasonable notice) inspect any records or reports relating to the Escrow.

         (c) No Encumbrance. Neither the Escrow, any cash or other property in the Escrow Account, nor any beneficial interest therein may be pledged, sold, assigned or transferred




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(including by operation of law) by Lakes, Park Place or Company or may be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of Lakes, Park Place or Company, prior to the Escrow Agent's delivery of cash or other property from the Escrow to any such party pursuant to this Agreement.

         (d) Non-Exclusive Remedy. Company and Lakes agree and acknowledge that the Escrow shall not be Company's exclusive method of receiving indemnification from Lakes pursuant to the Lakes Tax Indemnity Obligation; and, except to the extent the Lakes Tax Indemnity Obligation is satisfied from the Escrow, Lakes shall be and remain in all respects personally liable for the Lakes Tax Indemnity Obligation and such liability may be enforced by any lawful means.

    Section 4. Investment of Escrow. The Escrow Agent shall keep all cash at any time held by it as part of the Escrow, from whatever source such cash may be derived, in an interest-bearing account in United States Dollars maintained by the Escrow Agent solely in the name of the Escrow Agent, in its capacity as Escrow Agent hereunder, except that:

         (a) Such cash shall be invested and reinvested by the Escrow Agent in Short-Term Treasuries, but only if: (i) the Escrow Agent is so directed in writing by a Company Appointee, who also states in such writing in good faith that an amount is due Company under the Lakes Tax Indemnity Obligation and has not been satisfied hereunder or otherwise; or (ii) the Escrow Agent has received written directions from a Lakes Appointee, stating that any and all cash held by the Escrow Agent as part of the Escrow shall be kept invested in Short-Term Treasuries.

         (b) Notwithstanding the foregoing, such cash shall be invested by the Escrow Agent in Joint Approval Cash Equivalents if and to the extent so directed by a Lakes Appointee and a Company Appointee acting jointly.

         (c) Such cash and Cash Equivalents shall be invested and reinvested solely in the name of the Escrow Agent or its nominee.

         (d) The Escrow Agent shall be entitled to sell or redeem any such investment as necessary to make any release or distribution required under this Agreement; and shall not be liable or responsible for any loss resulting from any such sale or redemption or from any investment or failure to invest made in accordance with this Agreement.

         (e) Income, if any, resulting from the investment of the Escrow and received by the Escrow Agent during any calendar quarter shall be distributed by the Escrow Agent to Lakes within fifteen days after the end of such quarter, notwithstanding any other provision of this Agreement.

    Section 5. Releases and Distributions From Escrow. The Escrow Agent shall release to Lakes and/or distribute to Company all property held as the Escrow, subject to prior payment of the Escrow Agent's fees and expenses hereunder, within five (5) business days after the Escrow Agent either receives a Joint Release Notice specifying the amount or amounts to be released



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and/or distributed to each of Lakes and/or Company, or receives the specified form of direction or notice of the earliest of the events described in the following paragraphs (a) through (f), and such release and/or distribution shall be made in the applicable form required by paragraph (g) of this Section 5:

         (a) Section 355 Conclusion. If and when Company (and its Representatives) and Lakes (and its Representatives) shall have mutually agreed in writing as provided in Section 4(b)(i) of the Tax Allocation Agreement that the amount of the Section 355 Tax Liability is reasonably ascertainable, that the amount of Stratosphere Losses remaining after any pre-Distribution realization of Stratosphere Tax Benefits under Section 3(d) of the Tax Allocation Agreement is sufficient for the realization of Stratosphere Tax Benefits that will reduce the Section 355 Tax Liability to zero and that Company will have a "reasonable basis" (as defined in Code section 6662) for doing so in the applicable Tax Return to be filed by Company for federal Income Tax purposes (the "Section 355 Conclusion"); or if the Section 355 Conclusion shall have been reached in writing by an accountant under Section 2(g) of the Tax Allocation Agreement; and in either case a Joint Release Notice is not promptly signed by a Company Appointee, Lakes may elect to deliver a copy of such written agreement or accountant's determination to the Escrow Agent along with a direction to release all property held in the Escrow Account to Lakes; and the Escrow Agent shall follow such direction thirty (30) days after its receipt, as if it were a Joint Release Notice, unless the Escrow Agent has received an Appeal Notice from Company before the end of such 30-day period. If the Escrow Agent is not properly directed to release the Escrow property under this paragraph, the Escrow shall remain in effect until the earliest of the events described in the following paragraphs of this Section 5.

         (b) Expiration of Lakes Tax Indemnity Obligation. If the Lakes Tax Indemnity Obligation shall have expired as a result of a Final Determination or the expiration of the latest applicable Income Tax statute of limitation, and the date of such any such expiration shall have been either agreed upon by Company and Lakes in writing or otherwise determined by an accountant in the manner provided in Section 2(g) of the Tax Allocation Agreement; and in either case a Joint Release Notice is not promptly signed by a Company Appointee, Lakes may elect to deliver a copy of such written agreement or accountant's determination to the Escrow Agent along with a direction to release all property held in the Escrow Account to Lakes after such date has passed; and the Escrow Agent shall follow such direction thirty (30) days after its receipt, as if it were a Joint Release Notice, unless the Escrow Agent has received an Appeal Notice from Company before the end of such 30-day period. If the Escrow Agent is not properly directed to release the Escrow property under this paragraph, or if there is a conflict in the directions received by the Escrow Agent under this section, the Escrow shall remain in effect until the earliest of the events described in the following paragraphs of this Section 5.

         (c) Prior Satisfaction of Lakes Tax Indemnity Obligation. If Lakes shall have satisfied the Lakes Tax Indemnity Obligation from sources other than the Escrow, and Company and Lakes shall have agreed in writing that such obligation has been satisfied or the fact of such satisfaction shall have been determined by an accountant in the manner provided in Section 2(g) of the Tax Allocation Agreement; and in either case a Joint Release Notice is not promptly signed by a Company Appointee, Lakes may elect to deliver a copy of such written agreement or accountant's determination to the Escrow Agent along with a direction to release all property held




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in the Escrow Account to Lakes; and the Escrow Agent shall follow such direction thirty (30) days after its receipt, as if it were a Joint Release Notice, unless the Escrow Agent has received an Appeal Notice from Company before the end of such 30-day period. If the Escrow Agent is not properly directed to release the Escrow property under this paragraph, the Escrow shall remain in effect until the earliest of the events described in the following paragraphs of this Section 5.

         (d) Settlement of Lakes Tax Indemnity Obligation. All or a specified amount of cash from the Escrow shall be distributed to Company on behalf of Lakes, on account of the Lakes Tax Indemnity Obligation, and the balance (if any) of the Escrow Account shall be released to Lakes upon the Escrow Agent's receipt of a Joint Release Notice specifying the amounts to be distributed to Company and released to Lakes. Such a notice shall be delivered to the Escrow Agent by Lakes and Company promptly after they have agreed in writing on any amount of the Lakes Tax Indemnity Obligation to be satisfied from the Escrow, or such amount shall have been determined in writing by an accountant in the manner provided in Section 2(g) of the Tax Allocation Agreement. If any such amount due Company is determined in writing by an accountant under Section 2(g) of the Tax Allocation Agreement, and a Joint Release Notice is not promptly signed by both Company Appointee and a Lakes Appointee, either Lakes or Company may elect to deliver a copy of such written accountant's determination to the Escrow Agent along with a direction to distribute such amount from the property held in the Escrow Account to Company, and release the balance of the Escrow property to Lakes; and the Escrow Agent shall follow such direction thirty (30) days after its receipt, as if it were a Joint Release Notice, unless the Escrow Agent has received from Company or Lakes an Appeal Notice before the end of such 30-day period. If no such Joint Release Notice is delivered to the Escrow Agent, the Escrow shall remain in effect until the earlier of the events described in the following paragraphs of this Section 5.

         (e) Arbitration Award. The Escrow Agent shall disburse any remaining property held as the Escrow in accordance with an arbitrator's written award directing that such disbursement made to Lakes and/or Company, delivered in an arbitration proceeding conducted in accordance with the provisions of Section 6; and such disbursement shall be made thirty (30) days after the Escrow Agent's receipt of a copy of such order signed by the arbitrators, unless the Escrow Agent has received an Appeal Notice from Company before the end of such 30-day period.

         (f) Court Order. The Escrow Agent shall disburse any remaining property held as the Escrow in accordance with a final, non-appealable order of a court of competent jurisdiction directing that such disbursement made to Lakes and/or Company, upon the Escrow Agent's receipt of a certified copy of such order.

         (g) Form of Release or Distribution. The Escrow Agent shall carry out any release and/or distribution from the Escrow under this Section 5, in either of the following ways, as applicable:

              (i) The Escrow Agent shall convert the assets of the Escrow to cash and transmit such cash by wire transfer according to the written instructions of the intended





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recipient or, if no such instructions are received within two (2) business days before the payment is to be made hereunder, the Escrow Agent may make such payment by its check, which shall in that case be mailed to the recipient's address as provided in the Tax Allocation Agreement; or

              (ii) if a Joint Release Notice specifies that certain Escrow property shall be assigned to a specified party, such specified property shall be assigned to such party in writing (in a form reasonably satisfactory to such party's counsel); and the appropriate documents and instruments shall be delivered by the Escrow Agent to such party.

         (h) Sufficiency of Notices. The Escrow Agent (i) shall not be obligated to give any notice under any of the foregoing provisions in this
Section 5 and (ii) shall not be entitled to object to any notice given under any such provisions.

    Section 6. Resolution of Escrow Disputes.

         (a) Arbitration. Notwithstanding any contrary provision in any other Section of this Agreement, the parties agree that any dispute, controversy or disagreement among the parties related to the obligations of the parties under this Agreement (other than any dispute required to be resolved pursuant to Section 2(g) of the Tax Allocation Agreement), which cannot be resolved by the parties, shall be submitted for mediation and final and binding arbitration in accordance with Section 9.14 of the Distribution Agreement, including Section 9.14(c) regarding the parties' ability to seek specific performance or injunctive relief thereof.

         (b) Limited Access to Courts. Notwithstanding any contrary provision in the preceding paragraph of this Section 6, the parties shall have the right to submit to a court, in accordance with the following provisions of this
Section 6, (1) any claim asserted by the Escrow Agent, in its personal capacity, for the payment of fees, expenses, disbursements or indemnification due to the Escrow Agent under this Agreement; (2) any claim asserted against the Escrow Agent personally, seeking damages or other relief against the Escrow Agent (and not for purposes of binding the Escrow) based on or relating to any alleged breach of any duty or other actionable conduct of the Escrow Agent and (3) any claim asserted by or against the Escrow Agent personally (and not for purposes of binding the Escrow) otherwise relating in any manner to the rights, immunities and benefits granted to the Escrow Agent under this Agreement (each of the claims described in the foregoing clauses (1), (2) and (3) is an "Escrow Agent Claim"); and, with respect to solely to such Escrow Agent Claims:

              (i) No party shall be obligated or entitled to submit any such Escrow Agent Claim to arbitration or be bound by any arbitrator's award that might in any manner relate to any Escrow Agent Claim;

              (ii) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO ANY ESCROW AGENT CLAIM MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE JURISDICTION OF THOSE COURTS FOR PURPOSES OF ADJUDICATION OF ANY





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ESCROW AGENT CLAIM. EACH PARTY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY
OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION FOR PURPOSES OF ADJUDICATION OF ANY ESCROW AGENT CLAIM. SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS MAY BE MADE BY ANY MEANS PERMITTED BY NEW YORK LAW.

              (iii) EACH PARTY HERETO WAIVES ALL RIGHTS TO A TRIAL BY JURY OF ANY ESCROW AGENT CLAIM AND AGREES THAT SUCH ESCROW AGENT CLAIM SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, EACH PARTY FURTHER AGREES THAT ITS RIGHT TO A TRIAL BY JURY IS HEREBY WAIVED AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF, INSOFAR AS IT MAY CREATE A DEFENSE TO ANY ESCROW AGENT CLAIM. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

         (c) Remedies Cumulative. All rights and remedies of each party hereto are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity; and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

    Section 7. Termination of Agreement. This Agreement and the Escrow created hereby shall terminate following the Escrow Agent's delivery of all remaining cash or property from the Escrow Account to Lakes and/or Company pursuant to
Section 5; provided, however, that Sections 6, 9, 10 and 11 shall survive the termination of this Agreement.

    Section 8. Tax Matters. Each party to this Agreement shall provide a completed IRS Form W-8 or Form W-9 to the Escrow Agent upon request by the Escrow Agent.

    Section 9. Duties of the Escrow Agent. The Escrow Agent shall have no duties or responsibilities other than those expressly set forth in this Agreement, and no implied duties or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent shall have no duty to enforce any obligation of any person, other than as may be expressly provided herein. The Escrow Agent shall be under no liability to anyone by reason of any breach or failure on the part of any party hereto or any maker, endorser or other signatory of any document or any other person to perform such person's obligations under any such document.

    Section 10. Liability of the Escrow Agent; Withdrawal.

         (a) The Escrow Agent shall not be liable for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith; and may rely conclusively and shall be protected in taking or omitting to take any action based upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent),



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statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) that is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person(s). The Escrow Agent shall not be held liable for any error in judgment made in good faith by an officer of the Escrow Agent unless it shall be proved that the Escrow Agent was grossly negligent in ascertaining the pertinent facts or acted intentionally in bad faith. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement or any of the terms hereof, unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall give its prior written consent thereto.

         (b) Without limitation of any other provision of this Agreement, the Escrow Agent shall not be responsible for and may conclusively rely upon and shall be protected, indemnified and held harmless by Lakes and Company for the sufficiency or accuracy of the form of, or the execution, validity, value or genuineness of any document or property received (from any party), held or delivered by it hereunder, or of the signature or endorsement thereon, or for any description therein; nor shall the Escrow Agent be responsible or liable in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver an document, property or this Agreement.

         (c) No provision of this Agreement shall require the Escrow Agent to expend or risk its own funds or incur any liability. The Escrow Agent may refuse to perform any duty or exercise any right or power hereunder or thereunder unless it receives indemnity reasonably satisfactory to it against any loss, liability or expense.

         (d) The Escrow Agent makes no statement, promise, representation or warranty whatsoever, and shall have no liability whatsoever, to Company or its successors or assigns as to the authorization, execution, delivery, legality, enforceability or sufficiency of this Agreement; as to the existence, ownership, quality, condition, value or sufficiency of any of the Escrow or as to any other matter whatsoever, except only that the Escrow Agent represents and warrants to the other parties hereto that (A) it has the right, power and authority, and all required licenses and consents, to execute, deliver and perform its duties under this Agreement; and (B) this Agreement have been duly executed and delivered by it, upon due authorization, and (without representing as to the legality, binding effect or sufficiency of any provision herein or therein) are binding upon and legally enforceable against it, subject to laws generally affecting the enforcement of creditors' rights and the effect of equitable principles, whether considered in a court of law or equity.

         (e) In the event that the Escrow Agent shall become involved in any arbitration or litigation relating to the Escrow, the Escrow Agent is authorized to comply with any final, binding and nonappealable decision reached through such arbitration or litigation.

         (f) The Escrow Agent may resign at any time and be discharged from its duties and obligations hereunder, by giving notice to the other parties. Such resignation shall not discharge or otherwise effect the Escrow or any cash or other property comprising part of the

Escrow or any beneficial interest therein or the rights and powers created by or arising under this Agreement. Such resignation shall take effect when a successor Escrow Agent has been jointly appointed by Company and has accepted the trusts herein provided. If a successor Escrow Agent does not take office within sixty (60) days after the retiring Escrow Agent resigns, the retiring Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor Escrow Agent. A successor Escrow Agent shall deliver a written acceptance of its appointment to Lakes, the retiring Escrow Agent and to Company. Thereupon, the resignation of the retiring Escrow Agent shall become effective, and the successor Escrow Agent shall have all the rights, powers and duties of the Escrow Agent under this Agreement. The retiring Escrow Agent shall promptly transfer all property held by it as Escrow Agent to the successor Escrow Agent provided all sums owing to the retiring Escrow Agent have been paid.

         (g) Notwithstanding the replacement of the Escrow Agent pursuant to this Section 10, the resigning Escrow Agent shall continue to be entitled to the rights, immunities and benefits provided under Sections 6, 9, 10 and 11.

    Section 11. Escrow Agent's Fees and Indemnification. All fees (as may from time to time be agreed in writing by the Escrow Agent and Lakes) and reasonable expenses and disbursements of the Escrow Agent for its services hereunder, shall be paid by Lakes. Company, Park Place and Lakes, jointly and severally, hereby agree to indemnify the Escrow Agent for, and to hold it harmless against, any loss, liability or expense incurred without gross negligence or willful misconduct on the part of the Escrow Agent, including legal or other fees arising out of or in connection with its entering into this Agreement and carrying out its duties hereunder, including the costs and expenses of defending itself against any claim of liability in the premises or any action for interpleader. The Escrow Agent shall be under no obligation to institute or defend any action, suit, or legal proceeding in connection with this Agreement, unless first indemnified and held harmless to its satisfaction in accordance with the foregoing, except that the Escrow Agent shall not be indemnified against any loss, liability or expense arising out of its bad faith, gross negligence or willful misconduct. Such indemnity shall survive the termination or discharge of this Agreement or resignation of the Escrow Agent.

    Section 12. Miscellaneous Provisions.

         (a) Notices. All notices, requests, demands and other communications that are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when given as provided in the Tax Allocation Agreement, except that if given to the Escrow Agent it shall be addressed as follows:

                         First Union National Bank
                         230 S. Tryon Street
                         Charlotte, North Carolina 28288
                         Attn: Donna J. Flanagan, Corporate Trust Dept. Telecopy (704) 383-7316


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

         (b) Modification: Waiver. Subject to applicable law, this Agreement may be amended, modified or supplemented, with respect to any of the terms contained herein, only by written agreement of the parties; and the rights, remedies, immunities and benefits created hereby or arising hereunder in favor of any person may be waived by it only by an instrument in writing signed by it. No such right, remedy, immunity or benefit shall be deemed waived by reason of such person's failure to act, oral statements or course of conduct, including any grant of a waiver on a different or prior occasion.

         (c) Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the word "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." This Agreement shall not be construed for or against any party by reason of the authorship or alleged authorship of any provision hereof or by reason of the status of the respective parties.

         (d) Assignment. This Agreement, and the rights, interests and obligations hereunder, shall not be assigned by Lakes (whether by operation of law or otherwise) without the prior written consent of Company. Subject to the foregoing provisions of this paragraph, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         (e) Governing Law. This Agreement shall be construed and interpreted, and the rights of the parties shall be determined, in accordance with the laws of the State of New York (without reference to the choice of law provisions).

         (f) Severability. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith or not to take an action consistent herewith or required hereby, the validity, legality and enforceability of the remaining provisions and obligations contained or set forth herein shall not in any way be affected or impaired thereby. Upon any such holding that any provision of this Agreement is null, void or unenforceable, the parties will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are consummated to the extent possible. Except as otherwise contemplated by this Agreement, to the extent that a party hereto took an action inconsistent herewith or failed to take action consistent herewith or required hereby pursuant to an order or judgment of a court or other competent authority, such party shall incur no liability unless such party did not in good faith seek to resist or object to the imposition or entering of such order or judgment; provided, however, that nothing in this paragraph shall be deemed to limit or otherwise modify the Escrow Agent's rights under Sections 6, 10 and 11.

         (g) Counterparts. This Agreement may be executed in two or more counterparts, each of which will be considered one and the same instrument and shall become effective when executed and delivered by each of the parties.

                           [signature page to follow]

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
         IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first set forth above.

                                             GRAND CASINOS, INC.

                                             By:     /s/ Timothy J. Cope
                                                --------------------------------
                                               Its:         CFO
                                                   -----------------------------

                                             LAKES GAMING, INC.

                                             By:    /s/ Timothy J. Cope
                                                --------------------------------
                                               Its:         CFO
                                                   -----------------------------

                                             PARK PLACE ENTERTAINMENT
                                             CORPORATION

                                             By:     /s/ Scott A. LaPorta
                                                --------------------------------
                                               Its: Executive Vice President
                                                   -----------------------------
                                                    Chief Financial Officer


                                             FIRST UNION NATIONAL BANK

                                             By:    /s/ Donna J. Flanagan
                                                --------------------------------
                                               Its:       Vice President
                                                   -----------------------------



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




                                                                       EXHIBIT A

    Attached as Exhibit A to this Tax Escrow Agreement is a copy of the Tax Allocation and Indemnity Agreement between Company and Lakes (SEE EXHIBIT 10.3).














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